UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2015

NRG YIELD LLC

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-203369 (Commission File Number)	32-0407370 (IRS Employer Identification No.)

211 Carnegie Center, Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)

(609) 524-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 29, 2015, NRG Yield Operating LLC (“Yield Operating”), a subsidiary of NRG Yield LLC (“Yield LLC”), completed the previously announced acquisition of twenty-five percent (25%) of the membership interests in Desert Sunlight Investment Holdings, LLC, which owns a 250 megawatt (MW) solar PV facility (the “Desert Sunlight 250 Facility”) and a 300 MW solar PV facility (the “Desert Sunlight 300 Facility” and, together with Desert Sunlight 250 Facility, the “Desert Sunlight Facilities”), each located in Desert Center, California (the “Desert Sunlight Acquisition”). The Desert Sunlight Acquisition was completed pursuant to that certain Purchase and Sale Agreement, dated as of June 17, 2015 (the “Purchase and Sale Agreement”), between Yield Operating and EFS Desert Sun, LLC, an affiliate of GE Energy Financial Services.

The purchase price for the Desert Sunlight Acquisition was $285 million in cash, plus the assumption of approximately $287.4 million of non-recourse project level debt. The cash purchase price is subject to adjustments for working capital and was funded from the proceeds of NRG Yield, Inc.’s recent equity financing.

The foregoing summary of the Purchase and Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement, which Yield LLC intends to incorporate by reference from NRG Yield, Inc.’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2015 or an amendment to NRG Yield, Inc.’s Current Report on Form 8-K dated July 1, 2015, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Item 8.01 Other Events.

On June 30, 2015, Yield Operating entered into a tax equity financing arrangement through which Yield Operating has received approximately $120 million in upfront proceeds (the “Alta X and Alta XI Tax Equity Financing Arrangement”). These proceeds, as well as proceeds obtained from the recently completed equity and debt offerings at NRG Yield, Inc., were utilized to repay all of the outstanding project indebtedness associated with NRG Yield, Inc.’s Alta X and Alta XI wind facilities.

The Desert Sunlight Acquisition and the Alta X and Alta XI Tax Equity Financing Arrangement are expected to increase annual run-rate EBITDA by approximately $45 million and cash available for distribution by approximately $50 million by 2016.

Non-GAAP Financial Measures: Adjusted EBITDA and Cash Available for Distribution

Table 1: Adjusted EBITDA and Cash Available for Distribution

($ in millions)	Run Rate
Income Before Taxes	$13
Adjustment to reflect NRG Yield share of Adjusted EBITDA in unconsolidated affiliates	32
Adjusted EBITDA	$45
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(45)
Cash distributions from unconsolidated affiliates/(cash distributions to minority interest)	18
Cash interest paid	11
Principal amortization of indebtedness	21
Estimated Cash Available for Distribution	$50

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG Yield’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG Yield considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•                  EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•                  EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•                  EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•                  Other companies in this industry may calculate EBITDA differently than NRG Yield does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG Yield’s business. NRG Yield compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG Yield considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG Yield may incur expenses similar to the adjustments in this Form 8-K.

Cash Available for Distribution (CAFD) is adjusted EBITDA plus cash dividends from unconsolidated affiliates, less maintenance capital expenditures, pro-rata adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness and changes in others assets. Management believes cash available for distribution is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

Safe Harbor Disclosure

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include NRG Yield’s expectations regarding the anticipated benefits of the Desert Sunlight Acquisition and the Alta X and Alta XI Tax Equity Financing Arrangement. These forward-looking statements typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG Yield believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure of NRG to ultimately offer assets to us that have been identified eligible for acquisition, our ability to enter into new contracts as existing contracts expire and our ability to maintain and grow our quarterly dividends.

NRG Yield undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG Yield’s actual results to differ materially from those contemplated in the forward-looking statements included in this Form 8-K should be considered in connection with information regarding risks and uncertainties that may affect NRG Yield’s future results included in NRG Yield’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, NRG Yield makes available free of charge at www.nrgyield.com, copies of materials it files with, or furnish to, the SEC.

Item 9.01 Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b)           Pro Forma Financial Information

The pro forma financial statements required by item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date that this Current Report on Form 8-K must be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Yield LLC

	By:	/s/ Brian E. Curci
Brian E. Curci
Secretary

Dated: July 6, 2015